Exhibit 99.1

TYCO ELECTRONICS LTD.

CONSOLIDATED SEGMENT RESULTS (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 24,	June 25,	March 26,	December 25,	September 25,	June 26,	March 27,	December 26,	September 24,	September 25,	September 26,
	2010	2010	2010	2009	2009	2009	2009	2008	2010	2009	2008
	(in millions)
Net Sales:
Transportation Connectivity	$1,208	$1,214	$1,198	$1,179	$1,007	$880	$726	$905	$4,799	$3,518	$5,403
Communications and Industrial Solutions	1,315	1,258	1,157	1,090	987	884	900	1,087	4,820	3,858	5,643
Network Solutions	614	612	602	623	704	744	711	721	2,451	2,880	3,327
Total	$3,137	$3,084	$2,957	$2,892	$2,698	$2,508	$2,337	$2,713	$12,070	$10,256	$14,373

Operating Income (Loss):
Transportation Connectivity	$108	$159	$149	$99	$37	$(50)	$(2,235)	$(6)	$515	$(2,254)	$503
Communications and Industrial Solutions	200	205	162	115	48	10	(1,502)	16	682	(1,428)	771
Network Solutions	74	96	87	55	91	104	75	82	312	352	411
Pre-separation litigation (charges) income, net	—	7	—	—	—	—	(135)	(9)	7	(144)	(22)
Total	$382	$467	$398	$269	$176	$64	$(3,797)	$83	$1,516	$(3,474)	$1,663